HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT          17415 S. Monterey Road #200
                                  Morgan Hill, California 95037
                                  (408) 776-9455 FAX (408) 776-8979





                              August 30, 2001



Trading Solutions.com, Inc.
2 Rodeo Court
Toronto, Ontario
Canada  M2M 4M3

     I have reviewed Item 4, "Changes in Certifying Accountant" included in the Form 8-K to be included in the filing with the Securities and Exchange Commission. I agree with the information included therein.

/s/ Hawkins Accounting

Hawkins Accounting